SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 17, 2003
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                          FIRST MONTAUK FINANCIAL CORP.
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               (Exact name of Registrant as specified in charter)


       New Jersey                   0-6729                     22-1737915
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(State or other jurisdic-        (Commission                  (IRS Employer
 tion of incorporation)          File Number)               Identification No.)

Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, N.J.      07701
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code  (732) 842-4700
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(Former name or former address, if changed since last report.)



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Item 5. Other Events

     On July 17, 2003, First Montauk Financial Corp. and its subsidiary, First Montauk Securities Corp., entered into a settlement agreement with certain claimants in order to settle pending arbitration proceedings which were brought against them within the last eighteen months. The covered proceedings arose out of customer purchases of certain high-yield corporate bonds which declined in market value and subsequently defaulted. The settlement agreement covers eleven separate claims and sought an aggregate of approximately $12.3 million in damages. In exchange for the consideration provided by First Montauk, each claimant granted a general release of claims in favor of First Montauk and all individual respondents, with the exception of the registered representative who had handled the claimants' accounts. In consideration for the release granted by the claimants, First Montauk agreed to pay to the claimants an aggregate of $1,000,000 cash and to issue to the claimants warrants to purchase an aggregate of 750,000 shares of common stock of First Montauk Financial Corp. and 500,000 shares of common stock of First Montauk Financial Corp. First Montauk Financial Corp. has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the warrants and fifty percent of the shares of common stock issued in connection with the settlement agreement.

     In addition, the settlement agreement provides that First Montauk may be obligated to make additional payments of up to $600,000, in the event that claimants elect to exercise the warrants on certain dates. Specifically, upon the election of the majority of then existing warrant holders to exercise up to a maximum of 250,000 warrants, respectively during the months of June 2004, June 2005 and June 2006, the claimants, upon exercising their warrants, will be required to sell the shares in the open market. Thereafter, First Montauk would pay to the claimants up to an aggregate amount of $200,000 less the amount received by the claimants from the sale of their shares net of commissions. In the event that warrant holders do not elect to exercise the warrants during a particular period, First Montauk will not be required to make a payment for that period.

     Notwithstanding the foregoing, several proceedings, which arose from similar allegations, have not been settled, and it is possible that new claims may be asserted in the future. Pending matters are being vigorously defended and First Montauk believes that it has meritorious defenses in each case and that actual damages, if any, will be substantially below the alleged amounts.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003                              First Montauk Financial Corp.
                                                  (Registrant)



                                                  By  /s/ William J. Kurinsky
                                                    ----------------------------
                                                    William J. Kurinsky
                                                    Chief Financial Officer